Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo, Phillip C. Widman and Eric I Cohen, or any of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Terex Corporation Annual Report on Form 10-K for the year ended December 31, 2009 (including, without limitation, amendments), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE
/s/ Ronald M. DeFeo	Chairman, Chief Executive Officer and Director	February 24, 2010
Ronald M. DeFeo	(Principal Executive Officer)

/s/ Phillip C. Widman	Senior Vice President and Chief Financial Officer	February 24, 2010
Phillip C. Widman	(Principal Financial Officer)

/s/ Mark I. Clair	Vice President, Controller & Chief Accounting	February 24, 2010
Mark I. Clair	Officer
(Principal Accounting Officer)

/s/ G. Chris Andersen	Director	February 24, 2010
G. Chris Andersen

/s/ Paula H. J. Cholmondeley	Director	February 24, 2010
Paula H. J. Cholmondeley

/s/ Don DeFosset	Director	February 24, 2010
Don DeFosset

/s/ William H. Fike	Director	February 24, 2010
William H. Fike

/s/ Thomas J. Hansen	Director	February 24, 2010
Thomas J. Hansen

/s/ Donald P. Jacobs	Director	February 24, 2010
Donald P. Jacobs

/s/ David A. Sachs	Director	February 24, 2010
David A. Sachs

/s/ Oren G. Shaffer	Director	February 24, 2010
Oren G. Shaffer

/s/ David C. Wang	Director	February 24, 2010
David C. Wang

/s/ Helge H. Wehmeier	Director	February 24, 2010
Helge H. Wehmeier